UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2016

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
                        Hackensack, New Jersey 07601
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01       Entry Into a Material Definitive Agreement

On May 6, 2016, Digital Media Acquisition Group Corp ("DMAGC"), a recently formed subsidiary of Roomlinx, Inc. (the "Registrant") entered into a Stock Pledge and Security Agreement (the "Agreement") with its secured lenders, Brookville  Special Purpose Fund, LLC, Veritas High Yield Fund, LLC and Allied International  Fund, Inc. (collectively the "Secured Parties").  Under the Agreement, DMAGC pledged the securities of its two wholly-owned subsidiaries, Signal Point Telecommunications Corp. ("SPTC") and SignalShare Software Development Corp. ("SSSDC") to, and  granted the Secured Parties a lien on the assets of SPTC and SSSDC.  SSSDC will change its name to SignalPoint Media Corp.

The Agreement was entered into pursuant to a Restructuring, Omnibus Pledge, Security and Intercreditor Agreement dated April 7, 2016 so ordered by the U.S. District Court,  Southern District of New York to settle a Strict Foreclose Action brought by the Secured  Parties, calling promissory notes and a loan agreement which was in default.  In exchange for forbearing of the foreclosure on the assets of the debtor, the Registrant agreed to transfer the subsidiaries of Signal Point Holdings Corp. (specifically SPTC and SSSDC), with the exception of SignalShare LLC and Signal Point Corp., to DMAGC.

Item 9.01         Financial Statements and Exhibits

Exhibit Number	Description

10.1	Stock Pledge and Security Agreement

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016	ROOMLINX, INC.

By: /s/ Christopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer